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                                                                      Exhibit 23

                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Delmarva Power & Light Company on Form S-3 (File No. 333-24059) of our report dated February 7, 2000, on our audits of the consolidated financial statements and financial statement schedule of Delmarva Power & Light Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2000